EXHIBIT 11.0

CPI CORP. COMPUTATION OF EARNINGS PER COMMON SHARE - DILUTED (UNAUDITED) Twelve Weeks Ended April 27, 2002 and April 28, 2001
(in thousands of dollars or shares except per share amounts)

                                             Twelve Weeks Ended
                                           ----------------------
                                           April 27,    April 28,
                                             2002          2001
                                           ---------   ---------
Net earnings applicable to common shares   $     71     $     41
                                           =========    =========
Shares:
 Weighted average number of common
   shares outstanding                        18,271       17,932
 Shares issuable under employee stock
   plans -  weighted average                     32           37
 Diluted effect of exercise of certain
   stock options                                 12          102
 Less:  Treasury stock - weighted average   (10,238)     (10,242)
                                           ---------    ---------
 Weighted average number of common and
   common equivalent shares outstanding       8,077        7,829
                                           =========    =========
Net earnings per common and common
 equivalent shares                         $   0.01       $ 0.01
                                           =========    =========

CPI CORP. COMPUTATION OF EARNINGS PER COMMON SHARE - BASIC (UNAUDITED) Twelve Weeks Ended April 27, 2002 and April 28, 2001
(in thousands of dollars and shares except per share amounts)

                                             Twelve Weeks Ended
                                           ----------------------
                                           April 27,    April 28,
                                             2002          2001
                                           ---------   ---------
Net earnings applicable to common shares   $     71     $     41
                                           =========    =========
Shares:
 Weighted average number of common
   shares outstanding                        18,271       17,932
 Less:  Treasury stock - weighted
   average                                  (10,238)     (10,242)
                                           ---------    ---------
 Weighted average number of common and
   common equivalent shares outstanding       8,033        7,690
                                           =========    =========
Net earnings per common and common
  equivalent shares                        $   0.01     $   0.01
                                           =========    =========
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